As filed with the Securities and Exchange Commission on August 17, 2004
                                     Investment Company Act File No. 811-21434

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -----------------------

                                   FORM N-1A
                            REGISTRATION STATEMENT
                                     Under
                      THE INVESTMENT COMPANY ACT OF 1940        [x]

                           -----------------------

                                Amendment No. 2
                       (Check appropriate box or boxes)         [x]

                           -----------------------

                               MASTER BOND TRUST
              (Exact Name Of Registrant As Specified In Charter)

                           -----------------------
                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)

                           -----------------------

                                 609-282-2800
             (Registrant's Telephone Number, Including Area Code)

                           -----------------------

                                TERRY K. GLENN
                               Master Bond Trust
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                           -----------------------

                                  Copies to:
        Counsel for the Trust:                    Andrew J. Donohue, Esq.
        John A. MacKinnon, Esq.                 Fund Asset Management, L.P.
    Sidley Austin Brown & Wood LLP                     P.O. Box 9011
          787 Seventh Avenue                     Princeton, N.J. 08543-9011
       New York, New York 10019

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


                               EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

         This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

         Master Bond Trust (the "Trust") is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 34 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of Merrill Lynch Bond Fund, Inc. ("ML Bond"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 2004, and as amended from time to time (the "ML Bond Registration Statement") and (b) Post-Effective Amendment No. 45 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of Merrill Lynch Balanced Capital Fund, Inc. ("ML Balanced Capital"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 2004, and as amended from time to time (the "ML Balanced Capital Registration Statement"). Part A of the ML Bond Registration Statement includes the prospectus of ML Bond. Part A of the ML Balanced Capital Registration Statement includes the prospectus of ML Balanced Capital.

         The Trust is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware. The Trust consists of three portfolios: Master Core Bond Portfolio ("Core Bond Portfolio"), Master High Income Portfolio ("High Income Portfolio"), and Master Intermediate Term Portfolio ("Intermediate Term Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios"). Fund Asset Management, L.P. ("FAM" or the "Investment Adviser") manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust.

         ML Bond is a series fund consisting of three portfolios: ML Bond--Core Bond Portfolio, ML Bond--High Income Portfolio and ML Bond--Intermediate Term Portfolio (each, a "Series"). ML Bond--High Income Portfolio and ML Bond--Intermediate Term Portfolio do not currently invest in the Trust. ML Bond--Core Bond Portfolio will invest all of its assets in beneficial interests of the Core Bond Portfolio of the Trust. ML Balanced Capital will invest a portion of its assets in the Core Bond Portfolio of the Trust. ML Bond--Core Bond Portfolio and ML Balanced Capital, and any other feeder fund that may invest in the Trust, are referred to herein as "Feeder Funds."

                                    PART A

                                August 17, 2004

                               MASTER BOND TRUST

         Responses to items 1, 2, 3 and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies, and
         Related Risks.

         The main objective of each Portfolio is current income. Each Portfolio also seeks growth of capital when consistent with its primary objective of current income.

         Outlined below are the main strategies each Portfolio uses in seeking to achieve its investment objectives:

         Each Portfolio invests primarily in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred securities and government debt obligations.

         Each Portfolio normally invests more than 90% of its assets in fixed-income securities.

         Other Strategies. In addition to the main strategies discussed above, each Portfolio may use certain other investment strategies.

         Under unusual market or economic conditions, each Portfolio may, for temporary defensive purposes, invest up to 100% of its net assets in U.S. government securities, certificates of deposit, bankers' acceptances, commercial paper rated in the highest rating category by a recognized rating service, money market funds, cash or other high quality fixed-income securities that are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed-income securities. Temporary defensive positions may limit the potential for an increase in the value of your Portfolio's shares or for a Portfolio to achieve its investment objective.

         Each Portfolio may invest uninvested cash balances in affiliated money market funds and may lend its portfolio securities.

         Each Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Aggregate Bond Index. Each Portfolio may also invest in credit linked notes, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities. Each Portfolio may also invest in repurchase agreements, when-issued and delayed-delivery securities, forward commitments, and (in the case of the High Income Portfolio) enter into standby commitment agreements. Each Portfolio may also invest up to 15% of its net assets in illiquid securities.

HIGH INCOME PORTFOLIO

         Outlined below are the main strategies High Income Portfolio uses in seeking to achieve its investment objective.

         Under normal circumstances, the High Income Portfolio invests at least 80% of its assets in fixed-income securities that are rated in the lower rating categories by at least one of the nationally recognized rating agencies (Baa or lower by Moody's Investors Service, Inc. ("Moody's") or BBB or lower by Standard & Poor's ("S&P") or Fitch Ratings ("Fitch")), or in unrated securities that Portfolio management believes are of comparable quality. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days' prior notice to shareholders. Securities rated below Baa or BBB are commonly known as "junk bonds." The High Income Portfolio may invest up to 100% of its assets in junk bonds, including up to 10% of its net assets in distressed securities. The High Income Portfolio may invest in junk bonds of any maturity. Junk bonds generally are less liquid and experience more price volatility than higher rated fixed-income securities. Issuers of junk bonds frequently have large amounts of outstanding debt relative to their assets and their outstanding equity, which means that issuers of junk bonds generally have more difficulty making payments in the event of adverse business circumstances than issuers of more highly rated fixed-income securities. Junk bonds are often unsecured and subordinated to an issuer's other debt, which means that in the event the issuer defaults, claims of other creditors may receive priority over the claims of holders of junk bonds. In such circumstances, there may be few or no assets available to repay holders of junk bonds. The High Income Portfolio may suffer a significant loss of expected future income or a significant loss of principal if its holdings default.

         The High Income Portfolio may invest up to 30% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that the High Income Portfolio's investments in foreign issuers will primarily be in issuers in Canada, Australia and the developed markets of Europe, although the High Income Portfolio may also invest in issuers in emerging markets.

         Other Strategies. In addition to the main strategies discussed above, High Income Portfolio may use certain other investment strategies.

         The High Income Portfolio may invest in higher rated fixed-income securities if the risk of loss of income and principal to the Portfolio may be substantially reduced with only a small decrease in yield. The High Income Portfolio may also invest up to 15% of its net assets in secondary market purchases of corporate loans. While the High Income Portfolio does not intend to invest in common stock or other equity securities, other than preferred securities and convertible securities, it may acquire and hold such securities in unit offerings with fixed-income securities or in connection with an amendment, waiver, or a conversion or exchange of fixed-income securities, or in connection with the bankruptcy or workout of a distressed fixed-income security, or upon the exercise of a right or warrant obtained on account of a fixed-income security.

CORE BOND AND INTERMEDIATE TERM PORTFOLIOS

         Outlined below are the main strategies that the Core Bond and Intermediate Term Portfolios use in seeking to achieve their investment objectives.

         The Core Bond and Intermediate Term Portfolios invest primarily in investment grade fixed-income securities. The fixed-income securities in which the Core Bond Portfolio and Intermediate Term Portfolio may invest consist of:

          o    U.S. Government debt securities

          o    Corporate debt securities issued by U.S. and foreign companies

          o    Asset-backed securities

          o    Mortgage-backed securities

          o    Preferred securities issued by U.S. and foreign companies

          o Corporate debt securities and preferred securities convertible into common stock

          o    Foreign sovereign debt instruments

          o    Money market securities

         Under normal circumstances, the Core Bond Portfolio and Intermediate Term Portfolio each invests at least 80% of its assets in fixed-income securities. This policy is a non-fundamental policy of each Portfolio and may not be changed without 60 days' prior notice to shareholders. Each Portfolio invests primarily in fixed-income securities that are rated in the four highest rating categories by at least one of the recognized rating agencies (Baa or better by Moody's or BBB or better by S&P or Fitch). Securities rated in any of the four highest rating categories are known as "investment grade" securities.

         The Core Bond and Intermediate Term Portfolios each may invest up to 25% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that each Portfolio's investments in foreign securities will primarily be in issuers in Canada, the developed countries of Europe, Australia, New Zealand, and certain Caribbean countries, although the Core Bond and Intermediate Term Portfolios may also invest in issuers located elsewhere, including high credit-quality sovereign and corporate issuers in emerging markets.

         The Core Bond and Intermediate Term Portfolios each may invest in various types of mortgage-backed securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities frequently react differently to changes in interest rates than other fixed-income securities.

         The Core Bond Portfolio may invest in fixed-income securities of any maturity, while the Intermediate Term Portfolio anticipates maintaining an average remaining Portfolio maturity of three to ten years, depending on market conditions. Because the securities held by the Intermediate Term Portfolio may on average have shorter maturities, changes in interest rates should affect the net asset value of the Intermediate Term Portfolio less than the Core Bond Portfolio, although rising interest rates may nevertheless cause the value of the Intermediate Term Portfolio's investments to decline. However, because its securities may on average have shorter maturities, the Intermediate Term Portfolio may offer a lower yield than the Core Bond Portfolio.

         Fixed-income securities frequently have redemption features that permit an issuer to repurchase the security from the Core Bond and Intermediate Term Portfolios at certain times prior to maturity at a specified price, which is generally the amount due at maturity. In many cases, when interest rates go down, issuers redeem fixed-income securities that allow for redemption. When an issuer redeems fixed-income securities, a Portfolio may receive less than the market value of the securities prior to redemption. In addition, the Core Bond and Intermediate Term Portfolios may have to invest the proceeds in new fixed-income securities with lower yields and therefore lose expected future income.

         Other Strategies. In addition to the main strategies discussed above, Core Bond and Intermediate Term Portfolios may use certain other investment strategies.

         The Core Bond and Intermediate Term Portfolios each may invest up to 10% of its net assets in fixed-income securities that are rated below investment grade by Moody's, S&P or Fitch or in unrated securities of equivalent credit quality.

         The Core Bond and Intermediate Term Portfolios each may invest up to 10% of its assets in short sales either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that a Portfolio does not own declines in value. When a Portfolio makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. A Portfolio may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. A Portfolio's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, a Portfolio will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security, regarding payment over of any payments received by a Portfolio on such security, the Portfolio may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

         The Portfolios may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, a Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Investment Risks

         This section contains a summary discussion of the general risks of investing in the Portfolios. As with any fund, there can be no guarantee that any Portfolio will meet its objectives or that any Portfolio's performance will be positive for any period of time.

         Set forth below are the main risks of investing in a Portfolio:

         Market Risk and Selection Risk--Market risk is the risk that a market in which a Portfolio invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that

Portfolio management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

         Interest Rate Risk--Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. To the extent a Portfolio invests a substantial portion of its assets in fixed-income securities with longer-term maturities, rising interest rates may cause the value of the Portfolio's investments to decline significantly.

         Credit Risk--Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Changes in an issuer's credit rating or the market's perception of an issuer's creditworthiness could also affect the value of the Fund's investments in that issuer. Junk bonds are generally more exposed to credit risk than are investment grade securities.

         Foreign Securities--Since each Portfolio may invest in foreign securities, the Portfolios offer the potential for more diversification than funds that invest only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

          o The economies of certain foreign markets often do not compare favorably with that of the United States in areas such as growth of gross national product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

          o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

          o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Portfolio's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Portfolio's operations.

          o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

          o Because there are fewer investors in foreign markets and a smaller number of securities traded each day, it may be difficult for a Portfolio to buy and sell securities on those markets.

          o Foreign markets have different clearance and settlement procedures, and in certain markets settlements may be unable to keep pace with the volume of securities transactions, which may cause delays. This means that a Portfolio's assets may be uninvested and not earning returns. A Portfolio may miss investment opportunities or be unable to dispose of a security because of these delays.

          o Securities in which a Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Portfolio's net assets. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

         Mortgage-Backed Securities (Core Bond Portfolio and Intermediate Term Portfolio)--Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage

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loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their loans earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and a Portfolio will have to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

         Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed-income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

         Junk Bonds (High Income Portfolio)--Although junk bonds generally pay higher rates of interest than investment grade bonds, there is a greater risk of loss of income or principal. Junk bonds are high-risk investments that may cause losses in a Portfolio. The major risks of junk bond investments include:

          o Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer's industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

          o Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

          o Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio's securities than in the case with securities trading in a more liquid market.

          o A Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

         Each Portfolio also may be subject to certain other risks associated with its investments and investment strategies, including:

         Securities Lending--Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the loaned securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

         Borrowing and Leverage Risk--Each Portfolio may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the yield on a Portfolio's holdings. Borrowing will cost a Portfolio interest expense and other fees. The cost of borrowing may reduce a Portfolio's return. Certain securities that a Portfolio buys may create leverage including, for example, when-issued securities, forward commitments, futures contracts and options.

         Distressed Securities--The High Income Portfolio may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the High Income Portfolio will invest in distressed securities when Portfolio management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Portfolio will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The High Income Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

         Corporate Loans--The High Income Portfolio may invest in corporate loans. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate ("LIBOR"). As a result, the value of corporate loan investments generally is less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the High Income Portfolio may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate agent arranges the corporate loans and holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Portfolio becomes a member of the syndicate. If the agent developed financial problems, the Portfolio may not recover its investment.

         The corporate loans in which the High Income Portfolio invests may be rated in the lower rating categories by one or more nationally recognized rating agencies, or are unrated securities that Portfolio management believes are of comparable quality. Such loans can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not cover the borrower's obligations at the time of a default. If a borrower files for bankruptcy, the bankruptcy laws may limit the Portfolio's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

         Illiquid Investments--Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

         Sovereign Debt--Each Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject a Portfolio to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include: cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay, or for further loans. There is no legal process for collecting sovereign debts that a government does not pay.

         Derivatives--Each Portfolio may invest in derivatives, including, but not limited to, indexed and inverse floating rate securities, options, futures, options on futures and swaps agreements, including interest rate, total return and credit default swaps, for hedging purposes, or to increase the return on its portfolio investments. Derivatives allow a Portfolio to increase or decrease its risk exposure and potential for gain or loss more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

                  Credit risk--the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

                  Leverage risk--the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

                  Liquidity risk--the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

         Each Portfolio may use derivatives for hedging purposes including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. None of the Portfolios is required to use hedging and each may choose not to do so.

         Each Portfolio may also use derivatives to enhance returns. Such investments will expose a Portfolio to the risks described above to a greater extent than if derivatives were used solely for hedging purposes.

         Indexed and Inverse Floating Rate Securities--Each Portfolio may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Each Portfolio may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject a Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio's investment. Indexed securities and inverse floaters are derivative securities and can be considered speculative. Indexed and inverse securities involve credit risk and certain indexed and inverse securities may involve leverage risk and liquidity risk.

         Short Sales--Because making short sales in securities that it does not own exposes a Portfolio to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Portfolio makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. A Portfolio will realize a gain if the security declines in price between those dates. There can be no assurance that a Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although a Portfolio's gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. A Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

Item 5.  Management, Organization, and Capital Structure.

         (a)(1) Investment Adviser

         Fund Asset Management, L.P. ("FAM" or the "Investment Adviser"), 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and FAM gives the Investment Adviser the responsibility for making all investment decisions for the Trust. FAM has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") under which FAM may pay a fee for services it receives.

         The Trust, on behalf of each Portfolio, has entered into an investment advisory agreement with FAM (the "Master Investment Advisory Agreement"), pursuant to which FAM receives as compensation for its services to the Portfolios, at the end of each month a fee with respect to each Portfolio. ML Bond, on behalf of each of the Series, also has an investment advisory agreement with FAM (the "Feeder Investment Advisory Agreement"), pursuant to which FAM receives as compensation for its services to each of the Series, at the end of each month a fee with respect to each such Series. Under the Master Investment Advisory Agreement and the Feeder Investment Advisory Agreement, the Trust or ML Bond, as applicable, pays the Investment Adviser fees at annual rates that decrease as the total net assets of the three advised Portfolios or Series, as applicable, (that is, the Core Bond Portfolio, and ML Bond--High Income Portfolio and ML Bond--Intermediate Term Portfolio) increase above certain levels. The fee rates are applied to the average daily net assets of each advised Portfolio or Series, with the reduced rates applicable to portions of the assets of each advised Portfolio or Series to the extent that the aggregate average daily net assets of the advised Portfolios or Series combined exceeds $250 million, $500 million and $750 million (each such amount being a "breakpoint level"). Under the Master Investment Advisory Agreement, these annual fee rates range from 0.25% to 0.10% for the High Income Portfolio and from 0.20% to 0.05% for the Core Bond Portfolio and the Intermediate Term Portfolio.

         The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $488 billion in investment company and other portfolio assets under management as of June 2004.

         Conflicts of Interest--The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interest holders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees) is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch's trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage.

         Under a securities lending program approved by the Trust's Board of Trustees, the Trust has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust's investment of the cash received as collateral for the loaned securities. In addition, the Trust may make brokerage and other payments to Merrill Lynch in connection with the Trust's portfolio investment transactions.

         The Trust's activities may give rise to other conflicts of interest that could disadvantage the Trust and its interest holders.

         (a)(2) Portfolio Managers

         The Core Bond Portfolio and Intermediate Term Portfolio each is managed by a team of investment professionals. Patrick Maldari has been a Managing Director at Merrill Lynch Investment Managers since 1999, head of the Total Return Investment Team at Merrill Lynch Investment Managers since 2001 and has been a portfolio manager at Merrill Lynch Investment Managers since 1987. James J. Pagano has been a Vice President at Merrill Lynch Investment Managers since 1997 and a portfolio manager with the Total Return Investment Team since 2001. Mr. Maldari and Mr. Pagano currently manage ML Bond--Core Bond Portfolio and ML Bond--Intermediate Term Portfolio, which they have managed since 2002. Frank Viola has been a Managing Director and head of the Structured Products Investment Team at Merrill Lynch Investment Managers since 2001 and has been a portfolio manager at Merrill Lynch Investment Managers since 1997. John Burger has been a Director at Merrill Lynch Investment Managers since 1996 and head of the Corporate Total Return Investment Team at Merrill Lynch Investment Managers since 2001. Mr. Viola and Mr. Burger have been members of the management team of ML Bond--Core Bond Portfolio and ML Bond--Intermediate Term Portfolio since 2003.

         B. Daniel Evans is the High Income Portfolio's portfolio manager. Mr. Evans has been a Director of Merrill Lynch Investment Managers since 2000 and was a Vice President from 1995 to 2000. He has been a portfolio manager therewith since 2001 and has managed ML Bond--High Income Portfolio since 2001.

         (b) Capital Stock

         Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

         Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund's assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust.

         Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the "NYSE") is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 6.  Shareholder Information.

         (a) Pricing of Beneficial Interests in the Trust.

         The net asset value of each Portfolio of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the NYSE, those securities may be valued at their fair value. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         The net asset value of each Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

         Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor's interest in a Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio.

         (b) Purchase of Beneficial Interests in the Trust.

         Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

         (c) Redemption of Beneficial Interests in the Trust.

         A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed

(other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

         (d) Dividends and Distributions. Not Applicable

         (e) Tax Consequences.

         Because the Trust intends to operate as a partnership for Federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Item 7.  Distribution Arrangements.

         (a) Sales Loads. Not Applicable.

         (b) 12b-1 Fees. Not Applicable.

         (c) Multiple Class and Master/Feeder Funds.

         The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

         The Trustees of the Trust believe that the "master/feeder" fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust's portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

         A Feeder Fund's investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

         The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master/feeder" structure, please see Part A of the ML Bond Registration Statement and ML Balanced Capital Registration Statement under "Master/Feeder Structure."

                                    PART B

                                AUGUST 17, 2004

                               MASTER BOND TRUST

Item 9.  Cover Page and Table of Contents.

         This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Bond Trust (the "Trust"), dated August 17, 2004, as it may be revised from time to time (the "Trust's Part A"). The Trust's Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust's Part A.

         As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 34 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of Merrill Lynch Bond Fund, Inc. ("ML Bond"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 2004, and as amended from time to time (the "ML Bond Registration Statement") and (b) Post-Effective Amendment No. 44 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of Merrill Lynch Balanced Capital Fund, Inc. ("ML Balanced Capital"), as filed with the Commission on January 26, 2004, and as amended from time to time (the "ML Balanced Capital Registration Statement"). Part A of the ML Bond Registration Statement includes the prospectus of ML Bond. Part A of the ML Balanced Capital Registration Statement includes the prospectus of ML Balanced Capital. Part B of the ML Bond Registration Statement includes the statement of additional information of ML Bond. Part B of the ML Balanced Capital Registration Statement includes the statement of additional information of ML Balanced Capital.

         The Trust is part of a "master/feeder" structure. The Trust consists of three portfolios: Master Core Bond Portfolio ("Core Bond Portfolio"), Master High Income Portfolio ("High Income Portfolio"), and Master Intermediate Term Portfolio ("Intermediate Term Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios"). ML Bond--Core Bond Portfolio will invest all of its assets in beneficial interests of the Core Bond Portfolio of the Trust. ML Balanced Capital will invest a portion of its assets in the Core Bond Portfolio of the Trust. ML Bond--Core Bond Portfolio and ML Balanced Capital are currently the only feeder funds that invest in the Trust. Such funds and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds."

                                                                        Page
                                                                        ------
Trust History                                                             12
Description of the Trust and Its Investments and Risks                    12
Management of the Trust                                                   13
Control Persons and Principal Holders of Securities                       17
Investment Advisory and Other Services                                    17
Brokerage Allocation and Other Practices                                  18
Capital Stock and Other Securities                                        18
Purchase, Redemption and Pricing of Securities                            18
Taxation of the Trust                                                     20
Underwriters                                                              21
Calculation of Performance Data                                           21
Financial Statements                                                      21

Item 10.  Trust History.

         The Trust is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware.

Item 11.  Description of the Trust and Its Investments and Risks.

         The following information supplements and should be read in conjunction with Item 4 of the Trust's Part A.

         Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Trust, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio's investment programs, is incorporated herein by reference from Item 4 of the Trust's Part A and the section entitled "Investment Objectives and Policies" in Part I and the section entitled "Investment Risks and Considerations" in Part II of Part B of the ML Bond Registration Statement.

Item 12.  Management of the Trust.

         (a)  Management Information

         The Trustees of the Trust consist of seven individuals, six of whom are not "interested persons" of the Trust as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") (the "non-interested Trustees"). The same individuals serve as Directors of ML Bond and are sometimes referred to herein as the "non-interested Directors/Trustees." The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

         (b)  Board of Trustees

         Each non-interested Trustee is a member of the Trust's Audit and Oversight Committee (the "Audit Committee"). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust's independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee's responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants' independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls and Trust management's responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended September 30, 2003.

         Each non-interested Trustee is also a member of the Board's Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust's non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund shareholders as it deems appropriate. Feeder Fund shareholders or Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and did not meet during the Trust's fiscal year ended September 30, 2003.

         Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Fund Asset Management, L.P. ("FAM" or the "Investment Adviser") and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM"), ("MLIM/FAM-advised funds") and other public directorships:





                                                     Term of                                       Number of
                                                  Office** and                                     MLIM/FAM-
Name, Address* and            Position(s) Held     Length of      Principal Occupation During     Advised Funds        Public
Age of Trustee                 with the Trust     Time Served           Past Five Years             Overseen        Directorships
-------------------------     --------------     --------------  -------------------------      ---------------    ---------------
Ronald W. Forbes (63)         Trustee            Trustee since   Professor Emeritus of          49 registered      None
                                                 2003            Finance, School of Business,   investment
                                                                 State University of New York   companies
                                                                 at Albany since 2000 and       consisting of 49
                                                                 Professor thereof from 1989    portfolios
                                                                 to 2000; International
                                                                 Consultant, Urban Institute,
                                                                 Washington, D.C. from 1995
                                                                 to 1999.

Cynthia A. Montgomery (51)    Trustee            Trustee since   Professor, Harvard Business    49 registered      Newell
                                                 2003            School since 1989; Associate   investment         Rubbermaid
                                                                 Professor, J.L. Kellogg        companies          Inc.
                                                                 Graduate School of             consisting of 49   (manufacturing)
                                                                 Management, Northwestern       portfolios
                                                                 University from 1985 to
                                                                 1989; Associate Professor,
                                                                 Graduate School of Business
                                                                 Administration, the
                                                                 University of Michigan from
                                                                 1979 to 1985.

Kevin A. Ryan (71)            Trustee            Trustee since   Founder and currently          49 registered      None
                                                 2003            Director Emeritus of the       investment
                                                                 Boston University Center for   companies
                                                                 the Advancement of Ethics      consisting of 49
                                                                 and Character and Director     portfolios
                                                                 thereof from 1989 to 1999;
                                                                 Professor from 1982 to 1999
                                                                 and currently Professor
                                                                 Emeritus of Education of
                                                                 Boston University; formerly
                                                                 taught on the faculties of
                                                                 The University of Chicago,
                                                                 Stanford University and Ohio
                                                                 State University.

Roscoe S. Suddarth (68)       Trustee            Trustee since   President, Middle East         49 registered      None
                                                 2003            Institute, from 1995 to        investment
                                                                 2001; Foreign Service          companies
                                                                 Officer, United States         consisting of 49
                                                                 Foreign Service, from 1961     portfolios
                                                                 to 1995; Career Minister,
                                                                 from 1989 to 1995; Deputy
                                                                 Inspector General, U.S.
                                                                 Department of State, from
                                                                 1991 to 1994; U.S.
                                                                 Ambassador to the Hashemite
                                                                 Kingdom of Jordan, from 1987
                                                                 to 1990.

Richard R. West (65)          Trustee            Trustee since   Professor of Finance since     49 registered      Bowne & Co.,
                                                 2003            1984, Dean from 1984 to 1993   investment         Inc.
                                                                 and currently Dean Emeritus    companies          (financial
                                                                 of New York University         consisting of 49   printers);
                                                                 Leonard N. Stern School of     portfolios         Vornado
                                                                 Business Administration.                          Operating
                                                                                                                   Company (real
                                                                                                                   estate
                                                                                                                   company);
                                                                                                                   Vornado Realty
                                                                                                                   Trust (real
                                                                                                                   estate holding
                                                                                                                   company);
                                                                                                                   Alexander's,
                                                                                                                   Inc. (real
                                                                                                                   estate company)

Edward D. Zinbarg (69)        Trustee            Trustee since   Self-employed financial        49 registered      None
                                                 2003            consultant since 1994;         investment
                                                                 Executive Vice                 companies
                                                                 President of                   consisting of 49
                                                                 companies the                  portfolios
                                                                 Prudential
                                                                 Insurance
                                                                 consisting of 49
                                                                 Company of America
                                                                 from 1988
                                                                 portfolios to
                                                                 1994; Former
                                                                 Director of
                                                                 Prudential
                                                                 Reinsurance
                                                                 Company and former
                                                                 Trustee of the
                                                                 Prudential
                                                                 Foundation.
-------------------------------------------------------------------------------------------------------------------


* The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
** Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

     Certain biographical and other information relating to the Trustee who is an "interested person" of the Trust as defined in the Investment Company Act (the "interested Trustee") and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:



                                                     Term of                                         Number of
                                                   Office** and                                      MLIM/FAM-
Name, Address* and             Position(s) Held     Length of      Principal Occupation During     Advised Funds       Public
Age of Trustee                  with the Trust     Time Served           Past Five Years             Overseen       Directorships
--------------------------     -------------      -------------   -------------------------      ---------------   ---------------
Terry K. Glenn (63)***         President And      President and   President of the               125 registered     None
                               Trustee            Trustee****     MLIM/FAM-advised funds since   investment
                                                  since 2003      1999; Chairman (Americas       companies
                                                                  Region) of MLIM from 2000 to   consisting of
                                                                  2002; Executive Vice           160 portfolios
                                                                  President of MLIM and FAM
                                                                  (which terms as used herein
                                                                  include their corporate
                                                                  predecessors) from 1983 to
                                                                  2002; President of FAM
                                                                  Distributors, Inc. ("FAMD")
                                                                  from 1986 to 2002 and
                                                                  Director thereof from 1991
                                                                  to 2002; Executive Vice
                                                                  President and Director of
                                                                  Princeton Services, Inc.
                                                                  ("Princeton Services") from
                                                                  1993 to 2002; President of
                                                                  Princeton Administrators,
                                                                  L.P. from 1988 to 2002;
                                                                  Director of Financial Data
                                                                  Services, Inc. from 1985 to
                                                                  2002.

Donald C. Burke (43)           Vice President     Vice            First Vice President of MLIM   124 registered     None
                               And Treasurer      President and   and FAM since 1997 and the     investment
                                                  Treasurer       Treasurer thereof since        companies
                                                  since 2003      1999; Senior Vice President    consisting of
                                                                  and Treasurer of Princeton     159 portfolios
                                                                  Services since 1999, Vice
                                                                  President of FAMD since
                                                                  1999; Vice President of MLIM
                                                                  and FAM from 1990 to 1997;
                                                                  Director of Taxation of MLIM
                                                                  since 1990.

B. Daniel Evans (59)           Vice President     Vice            Director of MLIM since 2000;   10 registered      None
                               and Portfolio      President       Vice President of MLIM from    investment
                               Manager of High    since 2003      1995 to 2000.                  companies
                               Income Portfolio                                                  consisting of 9
                                                                                                 portfolios

Patrick Maldari (41)           Vice President     Vice            Managing Director of MLIM      8 registered       None
                               and Portfolio      President       since 1999; Head of MLIM's     investment
                               Manager of Core    since 2003      Total Return Investment Team   companies
                               Bond and                           since 2001 and a portfolio     consisting of 5
                               Intermediate                       manager with MLIM since 1987.  portfolios
                               Term Portfolios

James J. Pagano (41)           Vice President     Vice            Vice President of MLIM since   4 registered       None
                               and Portfolio      President       1997; portfolio manager with   investment
                               Manager of Core    since 2003      MLIM's Total Return            companies
                               Bond and                           Investment Team since 2001.    consisting of 3
                               Intermediate                                                      portfolios
                               Term Portfolios

Phillip S. Gillespie  (40)     Secretary          Secretary       First Vice President of MLIM   124 registered     None
                                                  since 2004      since 2001; Director of MLIM   investment
                                                                  from 2000 to 2001;             companies
                                                                  Vice President of MLIM         consisting of
                                                                  from 1999 to 2000;             159 portfolios
                                                                  Attorney associated
                                                                  with MLIM since 1998;
                                                                  Assistant General
                                                                  Counsel of
                                                                  Chancellor LGT
                                                                  Asset Management
                                                                  Inc. from 1997 to
                                                                  1998; Senior
                                                                  Counsel and
                                                                  Attorney in the
                                                                  Division of
                                                                  Investment
                                                                  Management and the
                                                                  Office of General
                                                                  Counsel at the
                                                                  U.S. Securities
                                                                  and Exchange
                                                                  Commission from
                                                                  1993 to 1997.

------------------------------------------------------------------------
* Unless otherwise indicated, the address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
** Elected by and serves at the pleasure of the Board of Trustees of the Trust.
*** Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Trust based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators, L.P.
**** As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

         Share Ownership. Information relating to each Trustee's share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds") as of December 31, 2003 is set forth in the chart below.

                                                             Aggregate Dollar
                                                                Range of
                                                              Securities in
                                   Aggregate Dollar Range   Supervised Merrill
Trustee                           of Equity in the Trust*      Lynch Funds
------------------------------    -------------------------  ------------------
Interested Trustee:
         Terry K. Glenn                     N/A               over $100,000
Non-Interested Trustee:
         Ronald W. Forbes                   N/A               over $100,000
         Cynthia A. Montgomery              N/A               over $100,000
         Kevin A. Ryan                      N/A               over $100,000
         Roscoe S. Suddarth                 N/A               over $100,000
         Richard R. West                    N/A               over $100,000
         Edward D. Zinbarg                  N/A               over $100,000
---------------------------------------------------------------------------
*      Interests of the Trust are not publicly offered.

         As of August 1, 2004, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding beneficial interests in the Trust. As of December 31, 2003 none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

         The Trust on behalf of the Core Bond Portfolio has entered into an investment advisory agreement (the "Investment Advisory Agreement") with FAM pursuant to which FAM provides portfolio management and advisory services to the Core Bond Portfolio. The Investment Adviser has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), pursuant to which MLAM U.K. may provide advisory services to the Trust. The Investment Advisory Agreement and the Sub-Advisory Agreement are referred to herein as the "Advisory Agreements."

         In connection with its consideration of the Advisory Agreements, the Board compared the Trust's advisory fee rate and expense ratios to those of comparable funds. The Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust and/or ML Bond--Core Bond Portfolio, by FAM or MLAM U.K., as applicable, under the Advisory Agreements, as well as other services provided by the Investment Adviser, MLAM U.K. and their affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser, MLAM U.K. and their affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. The Board also considered the services provided by and the compensation paid to FAM under ML Bond--Core Bond Portfolio's investment advisory agreement. Based on their experience as Directors/Trustees of the Trust and ML Bond and a number of other funds advised by the Investment Adviser or its affiliates, and/or sub-advised by MLAM U.K., the Trustees concluded that the services provided in all areas were of a high level and that the Trust and ML Bond--Core Bond Portfolio benefit from those services. The Board also considered the Investment Adviser's and MLAM U.K.'s costs of providing services, and the direct and indirect benefits to the Investment Adviser and MLAM U.K. from their relationship with the Trust, including the Trust's profitability to the Investment Adviser under the Investment Advisory Agreement. In connection with the Investment Advisory Agreement, the benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services and the Trust's profitability to the Investment Adviser under the Investment Advisory Agreement, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Trust. The Board also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement.

         In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies, including the Trust, that invest in fixed-income securities, including corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred securities and government debt obligations. In particular, the Board considered the experience of the Trust's management team in managing a portfolio of U.S. and foreign fixed-income securities of varying maturities, including the need to perform independent credit analysis on the issuers on an ongoing basis. The Board concluded that the Investment Adviser and the Trust's portfolio management team have a high level of expertise in managing the types of investments used by the Trust and that the Trust benefits from that expertise. The

Trustees, based on their experience as trustees of other investment companies managed by the Investment Adviser and its affiliates as well as of the Trust, also focused on the quality of compliance and administrative staff at the Investment Adviser. The Board noted that, in addition to the analysts dedicated to the Trust itself and to the taxable fixed-income management group and the compliance personnel dedicated to the taxable fixed-income management group, the Investment Adviser has a separate administrative, legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Trust.

         In connection with its consideration of the Investment Advisory Agreement, the Board evaluated the Trust's advisory fee rate and expense ratios as compared to those of comparable open-end funds as provided by Lipper Inc. The Board compared the Trust's advisory fee rate and expense ratios to those of comparable funds. The Board took into account the various services provided to the Trust by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of U.S. and foreign fixed-income securities. The Board reviewed the Trust's contractual advisory fee and noted that it was the lowest among the funds in its category. The Board also noted that the Trust's actual advisory fee rate, which includes the advisory and administrative components and the effects of any fee waivers, was the lowest among funds in its category. The Board also reviewed the Trust's overall expenses and compared them to other comparable funds. The Board concluded that these expenses were the lowest among the funds in its category. Finally the Board reviewed the Trust's historical performance and determined that it was comparable to that of other similarly managed open end funds. Based on the information reviewed and its discussions, the Board, including all of the non-interested Trustees, concluded that the Trust's advisory fee rate was reasonable in relation to the services provided to the Trust by the Investment Adviser as well as the costs and benefits gained by the Investment Adviser in providing such services.

         The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Trust's assets. The Board determined that the current management fee structure, which is based on the total assets of the Trust and ML Bond across all portfolios, and includes breakpoints that reduce the Trust's advisory fee as assets increase, was reasonable and that changes were not currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

         (c) Compensation

         The Trust and ML Bond pay each non-interested Director/Trustee for service on the Board and the Audit Committee a combined fee of $5,900 per year plus $325 per in-person Board meeting attended and $325 per in-person Audit Committee meeting attended. The Co-Chairman of the Audit Committee receives an additional fee of $1,000 per year. The Trust and ML Bond reimburse each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings.

         The following table sets forth the compensation estimated to be earned by each non-interested Director/ Trustee for the Trust's first full fiscal year and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2003. The Trust had not yet commenced operations on September 30, 2003 and therefore, paid no fees to the non-interested Directors/Trustees for the fiscal year ended September 30, 2003.

                                                       Pension or
                                                       Retirement           Aggregate
                                                    Benefits Accrued    Compensation From
                                                   as Part of Trust's     The Trust and
                               Compensation from      and ML Bond's      Other MLIM/FAM-
Trustee                        Trust and ML Bond         Expense         Advised Funds**
----------------------------   ----------------------     ------------  ------------------
Ronald W. Forbes*              $        9,500             None          $        272,592
Cynthia A. Montgomery          $        8,500             None          $        251,925
Charles C. Reilly*+            $        9,500             None          $        206,617
Kevin A. Ryan                  $        8,500             None          $        251,925
Roscoe S. Suddarth             $        8,500             None          $        251,925
Richard R. West                $        8,500             None          $        251,925
Edward D. Zinbarg              $        8,500             None          $        251,925
------------------------------------------------------------------------------------------

* Co-Chairman of the Audit Committee. Mr. Reilly served as Co-Chairman of the Audit Committee until December 31, 2003.
** For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page 14.
+    Mr. Reilly retired as a Trustee of the Trust effective January 1, 2004.

         (d) Sales Loads. Not Applicable.

         (e)  Code of Ethics

         The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Fund, FAM, MLAM U.K. and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

         (f)  Proxy Voting Policies

         Information relating to the Trust's proxy voting policies is incorporated by reference to the section entitled "Proxy Voting Policies and Procedures" in Part II of Part B of the ML Bond and ML Balanced Capital Registration Statements.

Item 13.  Control Persons and Principal Holders of Securities.

         As of the date of this Statement of Additional Information, ML Bond--Core Bond Portfolio owned 61.6% and ML Balanced Capital owned 38.4% of the outstanding beneficial interests in the Trust.

Item 14.  Investment Advisory and Other Services.

         The following information supplements and should be read in conjunction with Item 5 in the Trust's Part A.

         Information relating to the investment management and other services provided to the Trust by FAM is incorporated herein by reference from Part A of the ML Bond Registration Statement, the sub-section entitled "Management and Advisory Arrangements," in Part I of Part B of the ML Bond Registration Statement and from the section entitled "Management and Other Service Arrangements" in Part II of Part B of the ML Bond Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the ML Bond Registration Statement under which the information required by
Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

                      Sections Incorporated by Reference from Part A or
                         Part I and/or Part II of Part B of the ML Bond
Form N-1A Item No.               Registration Statement
-----------------    -------------------------------------------------------
Item 14(a)           Part I: Management and Advisory Arrangements
                     Part II: Management and Other Service Arrangements
Item 14(c)           Part I: Management and Advisory Arrangements
                     Part II: Management and Other Service Arrangements
Item 14(d)           Part I: Management and Advisory Arrangements
                     Part II: Management and Other Service Arrangements
Item 14(e)           Not Applicable
Item 14(f)           Not Applicable
Item 14(g)           Not Applicable
Item 14(h)           Part A


         FAM Distributors, Inc., P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the "Placement Agent Agreement"). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15.  Brokerage Allocation and Other Practices.

         Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled "Portfolio Transactions and Brokerage" in Part I and Part II of Part B of the ML Bond Registration Statement.

Item 16.  Capital Stock and Other Securities.

         The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust's Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

         The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. The Trust does not issue share certificates.

         Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 17.  Purchase, Redemption and Pricing of Securities.

         The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust's Part A.

         (a) Purchase of Beneficial Interests in the Trust.

         The net asset value of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for business on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business of the NYSE or the next determination of net asset value of the Trust.

         Portfolio securities held by the Trust that are traded on stock exchanges or NASDAQ National Market are valued at the last sale price or official close price as of the close of business on the day the securities are being valued, or, lacking any sales at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Trustees. Long positions in securities traded in the over-the-counter ("OTC") market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Trustees. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded in both the OTC market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

         Repurchase agreements are valued at cost plus accrued interest. The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

         Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Board of Trustees.

         Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

         A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust's transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

         (b) Fund Reorganizations. Not applicable.

         (c) Offering Price. Not Applicable.

Item 18.  Taxation of the Trust.

         Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

         The Trust's taxable year-end is September 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

         It is intended that the Trust's assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company ("RIC"), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code
Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

         The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40" gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e., treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

         Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

         Certain hedging transactions undertaken by the Trust may result in "straddles" for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code that are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 the Code, applicable to "conversion transactions" or Section 1259, applicable to "constructive sales," may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

         The Trust may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries, which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust's assets to be invested within various countries is not known.

         The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust, ML Bond and ML Balanced Capital will apply for a ruling from the Internal Revenue Service to the effect that, because the Trust is classified as a partnership for tax purposes, the RIC feeder funds will be treated as owners of their proportionate shares, subject to certain adjustments, of the Trust's assets and income for purposes of these tests.

         The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

         Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 19.  Underwriters.

         The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 20.  Calculation of Performance Data.

         Not Applicable.

Item 21.  Financial Statements.

         The Trust commenced operations on October 1, 2003. Therefore, audited financial statements of the Trust for the fiscal year ended September 30, 2003 are not available. The Trust's unaudited financial statements are incorporated herein by reference to the Semi-Annual Report of the Core Bond Portfolio of Merrill Lynch Bond Fund, Inc. for the six months ended March 31, 2004.

                           PART C. OTHER INFORMATION

Item 22.  Exhibits.

     Exhibit
     Number
  1(a)    --Certificate of Trust.(a)

  (b)     --Declaration of Trust.(a)

   2      --By-Laws of the Registrant.(a)

   3 --Portion of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant (i)

 4(a) --Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P.

  (b) --Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)

  5 --Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A

  6       --None.

  7 --Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(c)

8(a)(1) --Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(d)

(a)(2) --Second Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(e)

(a)(3) --Third Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(f)

(a)(4) --Fourth Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(h)

 (b) --Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(a)

 (c) --Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)

 (d) --Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(g)

  9 --Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

  10      --None.

  11      --None.

  12      --Certificate of Merrill Lynch Bond Fund, Inc.(a)

  13      --None.

  14      --None.

  15      --Code of Ethics.(i)

  16      --Power of Attorney (j)

--------------------------------------------
(a) Previously filed on October 1, 2003, as an exhibit to the Registrant's Registration Statement on Form N-1A (File No. 811-21434) filed on October 1, 2003.

(b) Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10,
       3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7,
       5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2),
       Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2,
       11.4 and 11.6) of the Registrant's Declaration of Trust, filed as
       Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I,
       Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant's By-Laws, filed as Exhibit 2 to the Registration Statement.
(c) Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust on Form N-1A (File No. 33-4987) filed on October 30, 2001.
(d) Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.
(e) Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2001.
(f) Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2002.
(g) Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(h) Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(i) Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.
(j) Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Merrill Lynch Utilities and Telecommunications Fund, Inc. (File No. 33-37103), filed March 24, 2004.

Item 23.  Persons Controlled By or Under Common Control With The Trust.

         The Registrant does not currently control and is not under common control with any other person.

Item 24.  Indemnification.

         Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (the "Declaration of Trust") (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

         Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides:

         The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any

Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

         (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

         (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

         (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                  (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

                  (ii) an independent legal counsel in a written opinion.

         Article VIII, Section 8.3 of the Registrant's Declaration of Trust further provides:

         Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

         As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 25.  Business and Other Connections of The Investment Adviser.

         See Item 5 in the Trust's Part A and Item 14 in Part B of the Trust's Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 25 in Part C of the Merrill Lynch Bond Fund, Inc.'s Registration Statement on Form N-1A.

Item 26.  Principal Underwriters.

         FAMD acts as the placement agent for the Registrant and as placement agent or as the principal underwriter for each of the following open-end investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Master Focus Twenty Trust, Master Large Cap Series Trust, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State

Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch World Income Fund, Inc., Master Global Financial Services Trust, Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Global Small Cap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc.; Merrill Lynch International Fund of Mercury Funds, Inc.; Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.; Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

         (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

                      Position(s) and Office(s)    Position(s) and Office(s)
Name                          with FAMD                 With Registrant
--------------------   -------------------------   --------------------------
Andrew J. Donohue             President                       None
Michael G. Clark        Treasurer and Director                None
Thomas J. Verage               Director                       None
Donald C. Burke             Vice President        Vice President and Treasurer
Daniel Dart                    Director                       None
Jerry W. Miller                Director                       None
Thomas F. Gordon              Treasurer                       None
Alice A. Pellegrino           Secretary                       None


         (c) Not applicable.

Item 27.  Location of Accounts and Records.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 28.  Management Services.

         Other than as set forth or incorporated by reference in Item 5 of the Trust's Part A and Item 12 and Item 14 in Part B of the Trust's Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29.  Undertakings.

         Not applicable.

                                  SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 16th day of August, 2004.

                                    MASTER BOND TRUST
                                    (Registrant)


                                    By:              /s/  DONALD C. BURKE
                                       ---------------------------------------
                                        Donald C. Burke, Vice President and
                                       Treasurer (Principal Financial and
                                              Accounting Officer)

                               INDEX TO EXHIBITS


 Exhibit Number          Description
--------------  ------------------------------------------------------------
      4(a) Investment Advisory Agreement between the Registrant and Fund Asset Management, L. P.